                                                                    EXHIBIT 99.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is entered into as of June 1, 2001 (the "EFFECTIVE DATE") among NABORS INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), NABORS ALASKA DRILLING, INC. ("ALASKA DRILLING"), an Alaska corporation and a Wholly-Owned Subsidiary of the Company, NABORS DRILLING USA, LP ("DRILLING USA LP"), a Delaware limited partnership (successor to Nabors Drilling USA, Inc. ("DRILLING USA INC"), a Delaware corporation, by reason of conversion) and a Wholly-Owned Subsidiary of the Company, NABORS OFFSHORE CORPORATION ("NOC"), a Delaware corporation, and a Wholly-Owned Subsidiary of the Company (successor by merger to Sundowner Offshore Services, Inc. and Nabors Offshore Drilling, Inc.), and NABORS INTERNATIONAL, INC. ("INTERNATIONAL," and together with Alaska Drilling, Drilling USA LP, and NOC, the "SUBSIDIARY BORROWERS"), the Subsidiary Guarantors named on the signature pages hereof, BANK OF AMERICA, N.A., formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Banks under the Credit Agreement (defined below) and the Banks (as defined in the Credit Agreement) a party hereto.

     Reference is made to that certain Credit Agreement dated as of September 5, 1997 (as amended, the "CREDIT AGREEMENT") among the Company, each Subsidiary Borrower, the Administrative Agent, Wells Fargo Bank (Texas), National Association, as Documentation Agent, and the Banks party thereto.

                                    RECITALS

     A. The Company is proposing to restructure its Wholly-Owned Subsidiary, Drilling USA Inc., from a Delaware corporation into a Delaware limited partnership.

     B. The restructuring is proposed to be conducted pursuant to Section 266 of the Delaware General Corporation Law and Section 17-217 of the Delaware Revised Uniform Limited Partnership Act.

     C. To facilitate the Drilling USA Inc. restructuring, the Company has incorporated two new Wholly-Owned Subsidiaries: (i) one in Delaware named NDUSA Holdings Corp. ("GP Co") as the sole general partner of the proposed limited partnership, and (ii) another in Nevada named Yellow Deer Investments Corp. ("LP Co") as the sole limited partner of the proposed limited partnership. The Company then: (i) contributed 1% of the common stock of Drilling USA Inc. to GP Co in exchange for 100 shares of GP Co common stock, which constitutes all of the issued and outstanding common stock of GP Co; and (ii) contributed 99% of the common stock of Drilling USA Inc. to LP Co in exchange for 100 shares of LP Co common stock, which constitutes all of the issued and outstanding common stock of LP Co. GP Co and LP Co collectively own 100% of Drilling USA Inc.

     D. Drilling USA Inc. will then convert from corporate form to limited partnership form, and continue as Drilling USA LP.

     E. The Company has requested the Banks consent to the foregoing restructure, to which the undersigned Banks are willing to consent subject to the terms and conditions of this Amendment.

     Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

     PARAGRAPH 1 TERMS AND REFERENCES. Unless otherwise stated in this amendment (a) terms defined in the Credit Agreement have the same meanings when used in this amendment, and (b) references to "SECTIONS," "SCHEDULES," and "EXHIBITS" are to the Credit Agreement's sections, schedules, and exhibits.

     PARAGRAPH 2 CONSENT. Subject to the terms and conditions contained herein, the undersigned Banks hereby consent to the restructuring of Nabors Drilling USA, Inc., a Delaware

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corporation, to Nabors Drilling USA, LP, a Delaware limited partnership, pursuant to, and in accordance with, Section 266 of the Delaware General Corporation Law and Section 17-217 of the Delaware Revised Uniform Limited Partnership Act. Accordingly: (i) each reference within the Loan Documents to Nabors Drilling USA, Inc. shall mean and refer to Nabors Drilling USA LP, as successor to Nabors Drilling USA, Inc., by reason of conversion; and (ii) the term "Borrowers," "Subsidiary Borrowers," and "Subsidiary Guarantors" shall be deemed to cover and include Nabors Drilling USA, LP in such capacity.

     PARAGRAPH 3 AMENDMENT.  The Credit Agreement is amended as follows:

          A. Section 1.01 is amended by amending the terms "Organization Documents" and "Wholly-Owned Subsidiary" to read as follows:

             "Organization Documents" means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, resolutions or agreements among the applicable governing board or body, and any other document as may govern such Person's formation, organization, and management.

             "Wholly-Owned Subsidiary" means any Subsidiary with respect to which 100% of the issued and outstanding shares of voting stock (other than directors' qualifying shares required by law) or partnership, membership or other equity interests (in the case of Persons other than corporations) of such Person, in each case, at the time as of which any determination is being made, is owned, beneficially of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          B. The title to Section 6.01 is amended to delete the word "Corporate" from the title. Additionally, Sections 6.01(a) and (b) are amended in their entirely to read as follows:

             (a) the Company, each Subsidiary Borrower and each Subsidiary Guarantor is duly organized or formed and validly existing under the Requirements of Laws of the jurisdiction of its organization or formation;

             (b) the Company, each Subsidiary Borrower and each Subsidiary Guarantor is in good standing under the Requirements of Laws of the jurisdiction of its organization or formation;

          C. Section 6.01(e) is amended in its entirety to read as follows:

             (e) the Company and each of its Subsidiaries is duly qualified and (where required) licensed to transact business, and is in good standing, under the Requirements of Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

          D. The title to Section 6.02 is amended to delete the word "Corporate" from the title. Additionally, the first paragraph to Section 6.02 is amended by adding the phrase "or other organizational" after the word "corporate."

          E. The title to Section 7.04 is amended by replacing the word "Corporate" with the word "Organizational." Additionally, Section 7.04(a) is amended in its entirety to read as follows:

             (a) The Company shall: (i) preserve and maintain in full force and effect its corporate existence under the laws of the State of Delaware;
        (ii) cause each Subsidiary Borrower and each Subsidiary Guarantor to, preserve and maintain in full force and effect its corporate or partnership existence under the laws of its state or jurisdiction of organization.

          F. Section 7.04(b) is amended by adding the phrase "which is a corporation" after the term "Subsidiary Guarantor."

          G. Section 7.13 is amended by replacing the word "incorporated" with "organized or formed."

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          H. Section 8.01(a)(IX) is amended by replacing the word "corporations"
     each time it appears with the term "Persons."

          I. Section 8.03(a) is amended in its entirety to read as follows:

             (a) any Subsidiary may merge, combine, consolidate, or amalgamate with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving entity and, if any transaction shall be between a Borrower and a non-Borrower, the Borrower shall be the continuing or surviving corporation;

          J. Section 8.03 is supplemented by adding a new subparagraph (d) which shall read in its entirety as follows:

             (d) Any Subsidiary may adopt a plan of conversion and convert to a corporation of a foreign jurisdiction or to a limited liability company, limited partnership, limited liability partnership or other entity of the same or a foreign jurisdiction; provided that the jurisdiction of the surviving entity shall be a State of the United States; and provided further that, if such Subsidiary is a Subsidiary Guarantor, the Company shall cause the Administrative Agent to be provided with an opinion of counsel in the form of Exhibit D-2 coincident with such adoption;

          K. The first sentence of Section 8.08 is amended in its entirety to read as follows:

             The Company shall not, and shall not permit any Subsidiary to, make any changes in its capital structure (including, without limitation, in the terms of its outstanding capital stock or partnership, membership or other equity interests) or amend its Organization Documents in a manner that will adversely affect performance of the obligations under the Loan Documents.

          L. References within the Credit Agreement to: (i) "corporate affairs" or "corporate purposes" shall be deemed to refer to the organizational affairs or purposes consistent with the form of organization of the Person to whom they refer; and (ii) "corporate records" shall be deemed to refer to the Organization Documents of the Person to whom they refer.

     PARAGRAPH 4 EFFECTIVE DATE. This Amendment shall be effective as of the Effective Date, provided that: (a) the representations and warranties in this document are true and correct; and (b) the Administrative Agent shall have received: (i) counterparts of this Amendment, executed by the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, and the Majority Banks, (ii) Subsidiary Guaranties executed in favor of Administrative Agent from each of Drilling USA LP, GP Co. and LP Co.

     PARAGRAPH 5 ACKNOWLEDGMENT AND RATIFICATION. As a material inducement to the Administrative Agent and the Banks to execute and deliver this Amendment:
(a) Drilling USA LP ratifies and confirms that all Obligations of Drilling USA Inc. under the Loan Documents -- whether as a Subsidiary Borrower, Subsidiary Guarantor or otherwise -- have been assumed by, and continue in full force and effect as the Obligations of Drilling USA LP as if it had executed the Loan Documents to which Drilling USA Inc. was originally a party, and Drilling USA LP agrees to perform such acts and duly authorize, execute, acknowledge, and deliver such additional agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to preserve and protect those Obligations, and (b) the Company, the Subsidiary Borrowers, and the Subsidiary Guarantors each (i) consent to the agreements in this Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Company, the Subsidiary Borrowers, or the Subsidiary Guarantors under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all guaranties and rights thereunder are hereby ratified and confirmed.

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     PARAGRAPH 6 REPRESENTATIONS.  As a material inducement to the Banks to execute and deliver this Amendment, the Company, the Subsidiary Borrowers, and the Subsidiary Guarantors each represent and warrant to the Banks (with the knowledge and intent that the Banks are relying upon the same in entering into this Amendment) that as of the Effective Date of this Amendment and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, (b) each Material Subsidiary is listed on the Exhibit A attached hereto, and (c) no Event of Default or Default exists.

     PARAGRAPH 7 COVENANTS. Within ten days (10) following the Effective Date, the Company shall furnish to the Administrative Agent the following: (i) Subsidiary Guaranties executed in favor of Administrative Agent from each of the Material Subsidiaries which have not previously delivered a Subsidiary Guarantee; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Company, the Subsidiary Borrowers, the Subsidiary Guarantors as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents; (iii) opinions of legal counsel to each of the Company, Subsidiary Borrowers and Subsidiary Guarantors regarding: (1) execution, delivery, authorization and enforceability of this Amendment, (2) formation and existence of Drilling USA LP as a Delaware limited partnership, and (3) as may otherwise be required under Section 7.13 of the Credit Agreement; and (iv) such other documents, instruments or agreements reasonably required by Administrative Agent. Additionally, the Company shall -- in a timely manner, in the ordinary course of business -- pay all costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

     PARAGRAPH 8 MISCELLANEOUS. This Amendment is a "LOAN DOCUMENT" referred to in the Credit Agreement. All references in the Loan Documents to the "CREDIT AGREEMENT" refer to the Credit Agreement as amended by this Amendment. The provisions relating to Loan Documents in Article XI of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     PARAGRAPH 9 ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     PARAGRAPH 10 PARTIES. This Amendment binds and inures to the benefit of the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Banks, and their respective successors and assigns.

     PARAGRAPH 11 LIMITATIONS. The consent set forth herein is limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any other Loan Document, or (b) prejudice any right or rights which the Administrative Agent and the Banks may now have or may have in the future or in connection with the

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Credit Agreement, the Loan Documents, or any other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and the other Loan Documents and all other documents and instruments executed in connection with any of the foregoing are and shall remain in full force and effect.

     The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGE(s) TO FOLLOW.

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COMPANY:

NABORS INDUSTRIES, INC.

By /s/ BRUCE P. KOCH
   -----------------------------------
   Bruce P. Koch,
   Vice President-Finance

NABORS DRILLING USA, LP, as a
Subsidiary Borrower and as a
Subsidiary Guarantor (successor to
Nabors Drilling USA, Inc. by reason of
conversion)

By: NDUSA Holdings Corp., its sole
General Partner

By /s/ BRUCE P. KOCH
   -----------------------------------
   Bruce P. Koch,
   Attorney-in-Fact

POOL COMPANY OF TEXAS, LTD., as a
Subsidiary Guarantor

By: Pool Well Services Co. its General
Partner

By /s/ BRUCE P. KOCH
   -----------------------------------
   Bruce P. Koch,
   Attorney-in-Fact

NABORS HOLDING COMPANY, as a
Subsidiary Guarantor

NABORS ALASKA DRILLING, INC. as a
Subsidiary Borrower and as a
Subsidiary Guarantor

                                        6
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PCNV, INC., as a Subsidiary Guarantor

POOL WELL SERVICES CO., as a
Subsidiary Guarantor

NABORS INTERNATIONAL, INC., as a
Subsidiary Borrower and as a
Subsidiary Guarantor

POOL COMPANY, as a Subsidiary
Guarantor NABORS OFFSHORE CORPORATION,
as a Subsidiary Borrower and as a
Subsidiary Guarantor

By /s/ BRUCE P. KOCH
   -----------------------------------
   Bruce P. Koch,
   Attorney-in-Fact

BANK OF AMERICA, N.A. formerly known
as BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative
Agent and as a Bank

By /s/ CLAIRE M. LIU
    ----------------------------------
   Name: Claire M. Liu
   Title:  Managing Director

THE BANK OF TOKYO-MITSUBISHI, LTD.,
HOUSTON AGENCY, as a Bank

By /s/ K. GLASSCOCK
   -----------------------------------
   Name: K. Glasscock
   Title:  VP & Manager

THE DAI-ICHI KANGYO BANK, LIMITED, as
a Bank

By /s/ PERZEMEK T. BLAZIAK
   -----------------------------------
   Name: Perzemek T. Blaziak
   Title:  Account Officer
                                        7
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THE FUJI BANK AND TRUST COMPANY, as a
Bank

By /s/
   -----------------------------------
   Name:
   Title:

WELLS FARGO BANK TEXAS, N.A. formerly
known as WELLS FARGO BANK (TEXAS),
NATIONAL ASSOCIATION, as Documentation
Agent and as a Bank

By /s/ BRET C. WEST
   -----------------------------------
   Name: Bret C. West
   Title:  Vice President

THE BANK OF NOVA SCOTIA

By /s/ F.C.H. ASHBY
   -----------------------------------
   Name: F.C.H. Ashby
   Title:  Senior Manager Loan
   Operations

BANK ONE, NA (main office Chicago)
formerly known as BANK ONE TEXAS, as a
Bank

By /s/ DIANNE L. RUSSELL
   -----------------------------------
   Name: Dianne L. Russell
   Title:  Vice President

                                        8
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EXPORT DEVELOPMENT CORPORATION, as a
Bank

By /s/
   -----------------------------------
   Name:
   Title:

ROYAL BANK OF CANADA, as a Bank

By /s/
   -----------------------------------
   Name:
   Title:

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                                                                       EXHIBIT A

                             MATERIAL SUBSIDIARIES

Nabors Alaska Drilling, Inc.

Nabors Corporate Services, Inc.

Nabors Drilling USA, LP (successor to Nabors Drilling USA, Inc. by reason of conversion)

Nabors International, Inc.

Nabors Offshore Corporation (successor by merger to Sundowner Offshore Services, Inc. and Nabors Offshore Drilling, Inc.)

Nabors Holding Company

NDUSA Holdings Corp.

PCNV, Inc.

Pool Well Services Co.

Pool Company

Pool Company of Texas, Ltd.

Serendipity Investments, Ltd.

Yellow Deer Investments Corp.

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